UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2020

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01.	Entry Into A Material Definitive Agreement.

On May 22, 2020, STRATA Skin Sciences, Inc. (the “Company”) executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the United States Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. The principal amount of the EIDL Loan is up to $500,000, with proceeds to be used for working capital purposes. As of the date of this Current Report on Form 8-K, the Company has not requested any disbursements under the EIDL Loan, and the EIDL Loan requires all requests for disbursements be made by September 26, 2020 (six months after the date of the EIDL Loan), unless the SBA, in its sole discretion, extends the disbursement period. If the Company does not request disbursements by such date, the EIDL Loan commitment will terminate and the Company will lose the ability to draw the funds. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning March 26, 2021 (twelve months from the date of the promissory note) in the amount of $2,437. The balance of principal and interest is payable thirty years from the date of the promissory note.

The Company has executed the EIDL Loan documents, which include the SBA Secured Disaster Loan Note, dated March 26, 2020 (the “EIDL Loan Note”), the Loan Authorization and Agreement, dated March 26, 2020 (the “EIDL Loan LA&A”), between the SBA and the Company, and the Security Agreement, dated March 26, 2020 (the “EIDL Loan Security Agreement”), between the SBA and the Company, and returned those executed documents to the SBA within the two month deadline from March 26, 2020 in order to avoid forfeiting the EIDL Loan. Notwithstanding the provisions stated in the loan documents requiring a personal guarantee, the Company did not provide a personal guarantee.

The Company may or may not draw any of the available funds under the EIDL Loan if it cannot secure certain changes or clarifications to the loan terms and conditions.

The EIDL Loan is secured by a security interest on all of the Company’s assets. The terms of the security interest are set forth in the EIDL Loan Security Agreement.

The foregoing description of the EIDL Loan is qualified in its entirety by reference to the terms of the EIDL Loan LA&A, which is attached hereto as Exhibit 10.1, the EIDL Loan Note, which is attached hereto as Exhibit 10.2, and the EIDL Loan Security Agreement, which is attached hereto as Exhibit 10.3, and each of which is incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information about the EIDL Loan disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2020, Strata Skin Sciences, Inc. (the “Company”) accepted the resignation of David N. Gill from his position as a Board member and Chairman of the Board's Audit Committee. Mr. Gill resigned for personal reasons in order to focus attention on other matters. This resignation is not a result of any disagreement or dispute related to Strata’s operations, accounting policies, or practices. On the same date Ms. LuAnn Via, a member of the Company's Board since 2012 and a member of the Audit Committee since February 2017, agreed to serve as Chairperson of the Audit Committee. In addition to her long-standing service as a member of the Board, Ms. Via had previously served as Chairperson of the Board.

Additionally, Samuel Navarro, a member of the Board since 2014, became a member of the Audit Committee. Mr. Navarro has previous experience having served on the Audit Committee through the end of the third quarter of  the 2016 fiscal year.

Item 7.01.	Regulation FD Disclosure.

While the Company has executed the SBA’s standard EIDL Loan documents described in Item 1.01 above in order to avoid forfeiting the EIDL Loan commitment, the Company is seeking modifications regarding, among other things, the security interest of the SBA to permit third-party financing senior, in terms of security, to the SBA. The Company cannot guarantee that it will be successful in modifying the EIDL Loan documents to eliminate unacceptable provisions, or, if it is unsuccessful, the Company will still request disbursements for some or all of the amounts available under the EIDL Loan.

The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
10.1	U.S. Small Business Administration Loan Authorization and Agreement, dated as of March 26, 2020 and executed May 22, 2020, between the SBA and the Company.
10.2	U.S. Small Business Administration Note (Secured Disaster Loans), dated as of March 26, 2020 and executed May 22, 2020, by the Company for the benefit of the SBA
10.3	U.S. Small Business Administration Security Agreement dated as of March 26, 2020 and executed May 22, 2020, between the SBA and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

By:	/s/ Matthew C. Hill
Matthew C. Hill
Chief Financial Officer

Date May 26, 2020